EXHIBIT 10.67

                         ACT OF SALE OF COMMON STOCK OF

                               CRYOPOLYMERS, INC.

                                  "THE COMPANY"

         THE AGREEMENT made as of the ___ day of _______, 1997, by and between Cryopolymers Management, Inc. (hereinafter referred to as the "Seller") and GreenMan Technologies, Inc. (hereinafter referred to as the "Purchaser").

Recitals:

         1. There are presently 1,000 shares of issued and outstanding common stock of the Company out of 10,000 shares authorized. There are presently no treasury shares held by the Company.

         2. The Seller is the owner of 255 shares of the issue and outstanding common stock of Cryopolymers, Inc.

         3. The Seller desires to sell to Purchaser, and the Purchaser, and the Purchaser desires to purchase 255 issued and outstanding shares (the "Shares") of the common stock of the Company.

         4. The Shares represent 25.5% percent of the issued and outstanding common stock of the Company.

         5. The sale contemplated hereby is contingent upon Purchaser purchasing a majority of the issued and outstanding shares of the Company.

Agreements:

         In consideration of the covenants, warranties, and mutual agreements herein set forth, and in reliance upon the representation and warranties contained herein, the parties do hereby agree as follows:

1.       Sale of Shares; Consideration.

         1.01 Sale. Subject to all the terms and conditions of this Agreement, the Seller hereby sells, assigns, transfers, and delivers to Purchaser, and the Purchaser hereby purchases the "Shares" which represent 25.5% percent of the issued and outstanding shares of the common stock of the Company on this date. Theses shares are evidences by stock certificate number _______ which has been duly endorsed by Seller and delivered to Purchaser, receipt of which is hereby acknowledged.

         1.02 Purchase Consideration. In consideration of the sale of Shares, and subject to the conditions hereinafter set forth, Purchaser shall make available and Seller agrees to take receipt of;

         100,000 warrants to purchase GreenMan Common Stock. The strike price of the warrants shall be that price at which the last shares of GreenMan shares are traded in the NASDAQ market on the date of the execution of this Act of Sale.

         The warrants shall vest at the rate of 25,000 warrants at execution of this Agreement with the balance of the warrants vesting in increments of 25,000 at six month intervals following the execution of this Agreement.

2. Arbitration. Any and all claims or controversies arising out of this Agreement shall be submitted to and settled by binding arbitration in Louisiana in accordance with the commercial rules of the American Arbitration Association then in effect, and judgment upon the award rendered in such arbitration may be entered in any court having jurisdiction over the claim or controversy. 3. Access and Information. The Seller has caused the Company to give to Purchaser and to Purchaser's attorney, accountants, and other representatives full access, during normal business hours throughout the period prior to the date first above written, to all of the Company's properties, books, contracts, commitments, and records, and has furnished and will continue to furnish such information concerning the Company's affairs as Purchaser has or may reasonably request. Purchaser warrants that it has made its own investigation of the affairs of the Company and is not relying on any representation or warranty of Seller or Company, it being expressly agreed that no such representations or warranties were given. 4. Purchase of Interest in Business. The Purchaser represents that its purchase hereunder is being made for its won account, and with no present intention of resale. The parties hereto intend that the purchase of stock evidenced hereby is actually the purchase of an interest of the business conducted by the Company.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement.

SELLER:

CRYOPOLYMERS MANAGEMENT, INC.

BY: /s/ Samuel B. Laverne

DATE:________________________________

PURCHASER:

GREENMAN TECHNOLOGIES, INC.

BY: /s/ Robert H. Davis
      Robert Davis

Date: 11/18/97



                                       -3-